Exhibit 10.1

AMENDMENT NO. 1

TO

COOPERATION AGREEMENT

This Amendment No. 1 (this "Amendment") to Cooperation Agreement dated as of December 9, 2020, is by and between Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"), and Value Capital Partners (Pty) Ltd. (Registration number 2016/242305/07), a South African private company ("VCP," and together with the Company, the "Parties," and each, a "Party").

RECITALS

WHEREAS, the Parties have entered into a Cooperation Agreement dated as of May 13, 2020 (as heretofore amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Agreement"); and

WHEREAS, the Parties hereto desire to amend the Agreement to (i) increase the maximum aggregate beneficial ownership interest VCP is permitted to hold in the Company; (ii) extend and modify the existing Standstill Period and Initial Restriction Period (each as defined in the Agreement), and certain other terms and conditions related thereto; and (iii) correct a scrivener's error in a Party name as set forth in the Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendment to Correct Scrivener's Error.  The Parties acknowledge and agree that the Agreement contains a scrivener's error in that the legal name of VCP is incorrectly stated as "VCP (Proprietary) Limited," whereas the correct, legal name of VCP is "Value Capital Partners (Pty) Ltd."  Accordingly, as of the date hereof, each reference to "VCP (Proprietary) Limited" in the preamble to the Agreement, the signature page thereto, and any other reference to VCP therein, is hereby amended and restated in its entirety to read as follows: "Value Capital Partners (Pty) Ltd."

3. Amendments to Section 1 of the Agreement. As of the date hereof, Section 1 of the Agreement is hereby amended or modified as follows:

(a) Section 1(b)(vi) of the Agreement is hereby deleted in its entirety.

4. Amendments to Section 2 of the Agreement.  As of the date hereof, Section 2 of the Agreement is hereby amended or modified as follows:

(a) The preamble to Section 2 of the Agreement is hereby amended deleting the words "the Company's 2021 annual meeting of shareholders (the "2021 Annual Meeting")" and substituting in lieu thereof the words "the 2022 Annual Meeting."

(b) Section 2(b) of the Agreement is hereby amended deleting the number "19.9%" and substituting in lieu thereof the number "24.9%."

(c) Section 2(e) of the Agreement is hereby amended and restated in its entirety as follows:

 "(e) seek, propose or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, an acquisition of control or other business combination, tender or exchange offer or sale of all or substantially all of the assets of the Company;"

(d) The paragraph at the end of Section 2 of the Agreement, beginning with the words, "Notwithstanding anything to the contrary . . . ." is hereby amended and restated in its entirety as follows:

"In the event that (i) the repurchase or other acquisition of shares of Common Stock by the Company (including any acquisition as a result of the forfeiture of any shares of restricted stock granted under any Company stock incentive plan) or (ii) any other similar corporate action taken by the Company has the effect, directly or indirectly, of increasing the proportion of outstanding shares of Common Stock or any other class of Securities of the Company which are directly or indirectly beneficially owned by VCP and any of its controlled and controlling Affiliates to an amount in excess of 24.9% of the then-outstanding shares of Common Stock (such shares in excess of 24.9% of the then-outstanding shares of Common Stock, the "Excess Shares"), VCP and its controlled and controlling Affiliates irrevocably and unconditionally agree during the term of this Agreement, at any annual or special meeting of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company shareholders, to take all such action as may be requested by the Company to vote, or cause the holder of record to vote, all of the Excess Shares in the same proportion as all other shares of Common Stock voted by all shareholders in respect of such matters presented thereat, including, for the avoidance of doubt, such shares beneficially owned by VCP and its controlled and controlling Affiliates (other than the Excess Shares).

Notwithstanding anything to the contrary herein, except as set forth in the immediately preceding paragraph, nothing in this Agreement shall restrict (i) VCP's ability to vote, transfer or hedge any Common Stock beneficially owned by it or (ii) the New Nominee from taking any action in his or her capacity as a director of the Company in a manner consistent with his or her fiduciary duties to the Company, and the taking of any such action by such individuals shall not be a breach of this Agreement."

5. Amendments to Section 6 of the Agreement.  As of the date hereof, Section 6 of the Agreement is hereby amended or modified by deleting the words, "for the 2020 Annual Meeting and 2021 Annual Meeting" in the second sentence and substituting in lieu thereof the words, "for the 2020 Annual Meeting, 2021 Annual Meeting, and 2022 Annual Meeting."

6. Amendments to Section 14 of the Agreement.  Section 14 of the Agreement is hereby amended or modified by inserting at the end of the first paragraph thereof, immediately following the sentence ending with the words ". . . with respect to the Confidential Information that has not previously been disclosed," the words:  "The Parties acknowledge that Monde Nkosi has been appointed to the Board and that he is a senior executive of VCP and that the term "New Nominee" for purposes of this Section 14 and Section 5 shall include Mr. Nkosi."

7. Date of Effectiveness; Limited Effect.  This Amendment shall be deemed as of the date first written above.  Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.  Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.  On and after the date hereof, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

8. Miscellaneous.

(a) This Amendment is governed by and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

NET 1 UEPS TECHNOLOGIES, INC.
By:__/s/Alex M.R. Smith _______________ Name: Alex M.R. Smith Title: Chief Financial Officer
VALUE CAPITAL PARTNERS (PTY) LTD.
By:__Antony C. Ball___________________ Name: Antony C. Ball Title:

[Signature Page to Amendment No. 1 to Cooperation Agreement]